Exhibit 10
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                PROCEDURE FOR THE EXERCISE OF THE RIGHT OF FIRST
             REFUSAL RELATED TO THE PUBLIC TENDER OFFER COMMENCED BY
                  PRIMOR INVERSIONES, C.A. ON FEBRUARY 21, 2001

         The Board of Directors informs that in connection with the public tender offer commenced by Primor Inversiones, C.A., a company incorporated in Caracas, registered in the Commercial Registry of the State of Miranda on January 9, 2001 ("Primor" or the "Initiator") for all Mavesa shares (the "Shares") for a price of US$0.1416887470 per Share (the "Offer") and in connection with the exercise of the right of first refusal as set forth in
Article 6 of the Corporate Bylaws of Mavesa, S.A. ("Mavesa" or the "Company")1 (the "Right of First Refusal"), the terms and requirements for the shareholders of Mavesa to exercise their Right of First Refusal will be as follows:

         No later than 12:00 P.M. (Venezuelan time) on the expiration date of the Offer (the "Expiration Date"), an ADS holder desiring to exercise his or her Right of first Refusal (the "Interested Party") must:

         (i) Submit written notice to Banco Venezolano de Credito, (the "Transfer Agent"), located at Avenida Universidad Sociedad San Francisco, Building No. 6, 2nd Floor, Caracas, 1010, telephone number 806-6500, facsimile number 806-0646, Attn: Francisco Prisco, setting forth that the Right of First Refusal will be exercised and the number of Shares with which such Right of First Refusal will be exercised.

         (ii) On the same date, deliver to Provincial Casa de Bolsa, C.A. (the "Rights Agent"), a completed Form for the Exercise of the Right of First Refusal and Power of Attorney (together with a copy of the written notice indicated in paragraph (i) above) pursuant to which the shareholder shall undertake to purchase a number of Shares tendered in the Offers that is in proportion to his or her shareholdings in the Company upon the same price and terms and conditions set forth in the Offer. The power of attorney is granted so that the Rights Agent may, on your behalf, purchase the proportional number of Shares related to the Right of First Refusal.

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*    Article 6 (...) The shareholders hereby grant to each other and their heirs and assigns, or assignees, a preferential right to purchase, proportional to their shareholdings and under the same price and terms and conditions as set forth by the Initiator, the shares that other shareholders wish to sell or exchange to the Initiator in the public offers for acquisition, exchange and change in control commenced with respect to the Company (...)"


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         (iii) Deliver to the Rights Agent, as a guarantee, an amount in U.S.
Dollars equivalent to such amount that results from multiplying the per share purchase price of the Offer times the number of Shares pursuant to which the Right of First Refusal shall be exercised by delivering a check issued in U.S. Dollars by a bank recognized by the market payable to the Rights Agent. In the event that such check is not delivered during the above-referenced period, the Interested Party shall be deemed to have waived his or her Right of First Refusal. The amounts deposited in guarantee shall not accrue interest.

         In the event that the Offer is completed, the Rights Agent shall pay the purchase price of the Shares acquired by the Interested Party pursuant to the Right of First Refusal by applying the amount deposited as a guarantee by the Interested Party.

         The Rights Agent will return to the Interested Party any amount remaining from the deposited funds after payment of the purchase price within two (2) business days following the date the Offer was completed or terminated.

         The Form for the Exercise of the Right of First Refusal and Power of Attorney will be available to the Interested Party at the offices of Provincial Casa de Bolsa C.A. at Avenida Este O Con Avenida Vollmer, Centro Financiero Provincial, 14th Floor, San Bernardino, Caracas 1010, Venezuela.

         Both the Form for the Exercise of the Right of First Refusal and the Power of Attorney must be signed by the owners of record listed in the shareholders' Book of Mavesa, except duly authorized representatives or attorneys in fact, who must deliver the documents setting forth such representation.

         The Right of First Refusal will not be deemed to have been duly exercised unless all the requirements and terms and conditions hereof and the requirements set forth by law have been complied with, including, without limitation payment of the purchase price for the Shares within the above-referenced period.

         The shareholders or attorney that exercised the Right of First Refusal may withdraw the exercise of the Right of First Refusal by sending notice of such effect to the Rights Agent with a copy to the Transfer Agent of Mavesa on or before the Expiration Date to the above-referenced addresses.

         In the event that the shareholder that exercised the Right of First Refusal sold part of his or her Shares on or before the Expiration Date, he or she must again exercise his or her Right of First Refusal on or before the Expiration Date for the Shares that have note been sold.




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         This notice hereof does not constitute a recommendation of the exercise of the Right of First Refusal.

                              The Rights Agent is:
                          Provincial Casa de Bolsa C.A.
                         Av. Este O Con Avenida Vollmer
                          Centro Financiero Provincial
                                   14th Floor
                          San Bernardino, Caracas 1010
                                    Venezuela

                                    Telephone
                                    504-5911

                                    Facsimile
                                    504-5378










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